PO BOX 8035 CARY, NC 27512
Please fold here—Do not separate
Prospector Funds, Inc.
Prospector Capital Appreciation Fund
Prospector Opportunity Fund
SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 6, 2024
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROSPECTOR FUNDS, INC.
The undersigned, having received notice of a special meeting of shareholders to be held on September 6, 2024 at 9:00 a.m. Eastern Time (with any adjournments, postponements, or delays of the meeting, the “Special Meeting”) of the Prospector Capital Appreciation Fund (the “Target Capital
Appreciation Fund”) and Prospector Opportunity Fund (“Target Opportunity Fund”, and together with the Target Capital Appreciation Fund, the
“Target Funds”), each a series of Prospector Funds, Inc. (the “Target Entity”) and the related Proxy Statement, hereby appoints Peter Perugini and
Margo Labaty as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Target Funds that the undersigned is entitled to vote at the Special Meeting. The undersigned hereby revokes any and all proxies with respect to such shares previously given. This instruction may be revoked at any time prior to its exercise at the Special Meeting by executing a subsequent proxy card, voting later by Internet or phone, filing written notice to the Target Entity, or attending the Special Meeting and providing new voting instructions.
This proxy will be voted as instructed. Proxies received on which no vote is indicated will be voted “FOR” the approval of the proposal(s).
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND
DATE THIS PROXY CARD BELOW, MARK ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.
Signature and Title, if applicable
Additional Signature (if held jointly)
Scan code for mobile voting
Date
PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE
PX-PRO-V1
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916
INTERNET Go To: www.proxypush.com/
PROSPECTOR or scan the QR code below.
•Read the Proxy Statement and have your proxy card
at hand.
•Follow the simple instructions to record your vote.
PHONE Call 1-866-390-6281 toll free.
•Read the Proxy Statement and have your proxy card
at hand.
•Use any touch-tone telephone.
•Follow the simple recorded instructions.
LIVE REPRESENTATIVE—1-888-496-9840 toll free.
•Speak to a live representative and vote on a
recorded line
MAIL
•Read the Proxy Statement.
•Mark, sign and date your proxy card.
•Fold and return your proxy card in the postage-paid
envelope provided with the address below showing
through the window.
ATTEND THE SPECIAL MEETING
The Special Meeting will be held at the offices of
Prospector Funds, Inc. 370 Church Street, Guilford,
Connecticut 06437
EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be Held on
September 6, 2024:
The Proxy Statement for this Special Meeting is available at
www.proxydocs.com/PROSPECTOR
PLEASE VOTE YOUR PROXY TODAY!
The Board recommends that shareholders of the Target Funds vote “FOR” the Proposals.
1.
Proposal for the Prospector Capital Appreciation Fund:
To approve an Agreement and Plan of Reorganization by and between Prospector Funds, Inc. (the “Target Entity”) and
Managed Portfolio Series (the “Acquiring Entity”), which provides for the reorganization of the Prospector Capital Appreciation
Fund (the “Target Capital Appreciation Fund”) into a newly created series within the Acquiring Entity, which is also called the
Prospector Capital Appreciation Fund (the “Acquiring Capital Appreciation Fund”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Capital Appreciation Fund by the Acquiring Capital Appreciation Fund
in exchange for shares of the Acquiring Capital Appreciation Fund; (b) the distribution of such shares to the shareholders of the
Target Capital Appreciation Fund; and (c) the liquidation and termination of the Target Capital Appreciation Fund (the “Capital
Appreciation Fund Reorganization”).
FOR
AGAINST
ABSTAIN
ABSTAIN
FOR
AGAINST
Fund Name
Fund Name
Fund Name
Fund Name
2.
Proposal for the Prospector Opportunity Fund:
To approve an Agreement and Plan of Reorganization by and between Prospector Funds, Inc. (the “Target Entity”) and Managed
Portfolio Series (the “Acquiring Entity”), which provides for the reorganization of the Prospector Opportunity Fund (the “Target
Opportunity Fund”) into a newly created series within the Acquiring Entity, which is also called the Prospector Opportunity Fund
(the “Acquiring Opportunity Fund”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the
Target Opportunity Fund by the Acquiring Opportunity Fund in exchange for shares of the Acquiring Opportunity Fund; (b) the distribution of such shares to the shareholders of the Target Opportunity Fund; and (c) the liquidation and termination of the Target
Opportunity Fund (the “Opportunity Fund Reorganization”).
ABSTAIN
FOR
AGAINST
FOR
AGAINST  ABSTAIN
Fund Name
Fund Name
Fund Name
Fund Name
PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE
PX-PRO-V1